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                                     PROXY

                    SOLICITED BY THE BOARD OF DIRECTORS OF
                     CERTIFIED GROCERS OF CALIFORNIA, LTD.

           FOR SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 27, 1999

  The undersigned, revoking any previous proxies respecting the subject matter hereof, hereby appoints LOUIS A. AMEN, ALFRED A. PLAMANN and ROBERT M. LING, JR. attorneys and proxies (each with power to act alone and with power of substitution) to vote all of the Class A Shares and Class B Shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of Certified Grocers of California, Ltd. (the "Company"), to be held on September 27, 1999, at 10:00 a.m. (Pacific Day Light Time) at the Company's office at 5200 Sheila Street, Commerce, California or at any adjournment thereof, as follows:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:

  1. Proposal to approve the Agreement and Plan of Merger

   [_] FOR                        [_] AGAINST                   [_] ABSTAIN

  2. Proposal to approve the Amendments to the Articles of Incorporation which are contingent upon the approval of the merger.

   [_] FOR                        [_] AGAINST                   [_] ABSTAIN

  3. In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED MATTERS.

DATED: _____________, 1999

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Signature                                   Title
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Signature                                   Title
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Signature                                   Title
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    PLEASE READ: Execution should be exactly in the name in which the shares are held; if by a fiduciary, the fiduciary's full title should be shown; if by a corporation, execution should be in the corporate name by its chairman of the board, president or a vice president, or by other officers authorized by resolution of its board of directors or its bylaws; if by a partnership, execution should be in the partnership name by an authorized person.

                  PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.